Exhibit T3A-57
                                                                  --------------

                               STATE OF CALIFORNIA
                               SECRETARY OF STATE


         I, Kevin Shelley, Secretary of State of the State of California, hereby certify:

         That the attached transcript of 6 page(s) was prepared by and in this office from the record on file, of which it purports to be a copy, and that it is full, true and correct.

         IN WITNESS WHEREOF, I execute this certificate and affix the Great Seal of the State of California this day of FEB 26 2004



                                                              /s/ Kevin Shelley
                                                              -----------------
                                                              Secretary of State

                                                                     NOV 23 1994


                            ARTICLES OF INCORPORATION

                                       OF

                           OGDEN SIGC ENERGY II, INC.

         1. The name of the Corporation is:

                  Ogden SIGC Energy II, Inc.

2. The initial agent for service of process is:

                  THE PRENTICE-HALL CORPORATION SYSTEMS, INC.

         3. The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business, or the practice of a profession permitted to be Incorporated by the California Corporations Code.

         4. The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000) shares and all of such shares shall be without par value and shall be of only one class.

         5. The board of directors is authorized to make, alter or repeal the Bylaws of the Corporation.



                             /s/ Sharon G. Province
                             ----------------------
                               Sharon G. Province
                                  Incorporator

I hereby declare that I am the person who executed the foregoing Articles of Incorporation which execution is my act and deed.



                             /s/ Sharon G. Province
                             ----------------------
                               Sharon G. Province
                                  Incorporator

November 16, 1994



Secretary of State
P.O. Box 944230
Sacramento, CA 94244-0230

To Whom It May Concern:

On behalf of Ogden SIGC Geothermal Operations, Inc., I hereby grant permission for the use of Ogden SIGC Energy II, Inc. No letterhead available.

OGDEN SIGC GEOTHERMAL OPERATIONS, INC.



/s/ Sharon G. Province
Sharon G. Province
Secretary

                                                                     Jan 26 1995

              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

                                       OF
                           OGDEN SIGC ENERGY II, INC.
                           (A California Corporation)


To Secretary of State
State of California

         Pursuant to the provisions of the General Corporation Law of the State of California, the undersigned officers of the corporation hereinafter named do hereby certify as follows:

     1. The Articles of Incorporation of this corporation, Ogden SIGC Energy II, Inc.. a California corporation, be amended to add Article 6 to read in full as follows:

     "6. The affirmative vote of the holders of all the issued and outstanding to take any of the following corporate actions with respect to this Corporation or Second Imperial Geothermal Company a California limited partnership ("SIGC"), in which this Corporation is a general partner:

                           (i) any merger, consolidation or sale of all or
                  substantially all of the assets of this Corporation or SIGC;

                           (ii) the filing of a voluntary petition in bankruptcy
                  or the commencement of a voluntary case by this Corporation or by this Corporation in its capacity as a general partner of SIGC on behalf of SIGC under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent to the entry of an order for relief in an involuntary case under any such law, or the application by this Corporation or by this Corporation in its capacity as a general partner of SIGC on behalf of SIGC for or consent to the appointment of a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of this Corporation, SIGC or any substantial part of their respective properties; and

                      (iii) any amendment to this Article of the Articles of
                 Incorporation."

     2. The amendment herein provided for has been approved by the corporation's Board of Directors.

     3. The foregoing amendment of the articles of incorporation has been duly approved by the required vote f shareholders in accordance with
          Section 902 of the Corporation Code. The total number of outstanding shares of the corporation is 1000. The percentage vote required was more than 50%.

The number of the aforesaid outstanding shares which furnished a written consent in favor of the amendments herein provided for is One Thousand, and said number exceeded the percentage of the vote or written consent required to approve the said amendments.

Signed on December 30, 1994.



                                        OGDEN SIGC ENERGY II, INC.


                                        /s/ John F. Walter
                                        ------------------------
                                        John F. Walter, President



                                        /s/ Dale L. Daileader
                                        -----------------------------------
                                        Dale L. Daileader, Assistant Secretary


On this 30th day of December, 1994, In the City of Fairfax in the Commonwealth of Virginia, each of the undersigned does hereby declare under the penalty of perjury that he signed the foregoing Certificate of Amendment of Articles of Incorporation in the official capacity set forth beneath his signature, and that the statements set forth in said certificate are true of his own knowledge.



                                        /s/ John F. Walter
                                        ------------------------
                                        John F. Walter, President



                                        /s/ Dale L. Daileader
                                        -----------------------------------
                                        Dale L. Daileader, Assistant Secretary

                                                                     Mar 14 2001

              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

The undersigned certify that:

1. They are the president and assistant secretary, respectively, of OGDEN SIGC ENERGY II, INC., a California corporation.

2. Article one of the Articles of Incorporation of this corporation is amended to read as follows:

         First:   The name of the Corporation is COVANTA SIGC ENERGY II, INC.

3. The foregoing amendment of Articles of Incorporation has been duly approved by the board of directors.

4. The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with
         Section 902, California Corporations Code. The total number of outstanding Shares of the corporation is 1000. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date:    March 12, 2001




                                                     /s/ Paul Clements
                                                     -----------------------
                                                     Paul Clements, President


                                                     /s/ Patricia Collins
                                                     --------------------
                                                     Patricia Collins
                                                     Assistant Secretary

     A0605310
        FILED
  DEC 18 2003
                           CERTIFICATE OF AMENDMENT TO
                            ARTICLES OF INCORPORATION
                                       OF
                          COVANTA SIGC ENERGY II, INC.

Covanta SIGC Energy II, Inc., a corporation organized and existing under the laws of the State of California (the "Corporation"), hereby certifies as follows:

1. The name of the Corporation is Covanta SIGC Energy II, Inc. The name under which the Corporation was originally incorporated was Ogden SIGC Energy II, Inc. The original Articles of Incorporation was filed with the Secretary of State of the State of California on November 23, 1994.

2. On November 21,2003, the United States Bankruptcy Court for the Southern District of New York entered an order (the "Order") confirming the Heber Debtors' Third Amended Joint Plan of Reorganization Under Chapter 11 of The Bankruptcy Code (Case Nos. 02-40882, 40884-40888 (CB)) (the "Plan") which Plan provides for the reorganization of the Corporation pursuant to Chapter 11 of Title 11 of the United States Bankruptcy Code. The Order grants the Corporation the authority to amend the Articles of Incorporation as provided herein.

3. Pursuant to the Order, Article 6 of the Articles of Incorporation is amended by adding the following new sentence after the last sentence of said Article:

                  "Pursuant to 11 U.S.C. 1123, notwithstanding any other provision contained herein to the contrary, the Corporation shall not issue non-voting equity securities."


IN WITNESS WHEREOF, the undersigned has duly executed this Amended and Restated Articles of Incorporation on this 18th day of December, 2003 in Fairfield, New Jersey.


I further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of my own knowledge.



                                               /s/ Timothy Simpson
                                               -------------------
                                               Name:  Timothy Simpson
                                               Title:  Assistant Secretary